UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  January 4, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(301) 869-9683
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2023, OpGen, Inc. (the “Company”) announced that it intends to effect a reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), at a ratio of 1 post-reverse-split share for every 20 pre-reverse-split shares. The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol “OPGN” and will begin trading on a split-adjusted basis when the market opens on Thursday, January 5, 2023 under a new CUSIP number, 68373L406.

At a Special Meeting of Stockholders held on November 30, 2022, the Company’s stockholders approved the Reverse Stock Split and authorized the Company’s board of directors (the “Board”) to effectuate the Reverse Stock Split through an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended, at a ratio between 1-for-5 and 1-for-20, with such ratio to be determined in the discretion of the Board. The Company filed the Amendment with the Secretary of State of the State of Delaware on January 4, 2023, and the Reverse Stock Split will become effective in accordance with the terms of the Amendment on January 5, 2023 (the “Effective Time”).

Pursuant to the Amendment, at the Effective Time, every twenty (20) shares of Common Stock issued and outstanding will be automatically converted into one (1) issued and outstanding share of Common Stock, but without any change in the par value per share. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options, restricted stock units, and warrants as well as the applicable exercise prices.

Pacific Stock Transfer Company (“PST”) is acting as paying agent for OpGen with regard to the Reverse Stock Split. PST will provide stockholders of record holding certificates representing pre-reverse-split shares of the Company's common stock as of the effective date a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of the Company's common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split. The Reverse Stock Split impacts all holders of OpGen’s common stock proportionally and will not impact any stockholders’ percentage ownership of common stock (except to the extent the Reverse Stock Split results in any stockholder owning only a fractional share). No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events

On January 4, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press released is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of OpGen, Inc., filed with the Secretary of the State of Delaware on January 4, 2023.
99.1	Press Release dated January 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 4, 2023	OpGen, Inc.

	By:	/s/ Oliver Schacht
		Name:	Oliver Schacht
		Title:	Chief Executive Officer